                                                                    EXHIBIT 99.4


--------------------------------------------------------------------------------



                             CONTRIBUTION AGREEMENT


                                  BY AND AMONG


                         EDUCATION LOANS INCORPORATED,
                   A SOUTH DAKOTA NOT-FOR-PROFIT CORPORATION,


                        STUDENT LOAN FINANCE CORPORATION


                                      AND


                         EDUCATION LOANS INCORPORATED,
                             A DELAWARE CORPORATION


                  __________________________________________

                               FEBRUARY 19, 1998
                  __________________________________________




_______________________________________________________________________________

                        TABLE OF CONTENTS

                            ARTICLE I

CONTRIBUTION OF ASSETS BY ORIGINAL ISSUER TO SLFC AND
ASSUMPTION OF LIABILITIES BY SLFC.............................  2
     1.01   Contribution of Assets............................  2
     1.02   Liabilities Transferred...........................  2

                            ARTICLE II

CONTRIBUTION CONSIDERATION....................................  2
     2.01   Contribution Consideration........................  2

                            ARTICLE III

CONTRIBUTION OF ASSETS BY SLFC TO EDLINC AND ASSUMPTION
OF SLFC LIABILITIES BY EDLINC.................................  2
     3.01   Contribution of Assets............................  2
     3.02   Liabilities Transferred...........................  3

                            ARTICLE IV

CONTRIBUTION CONSIDERATION FOR EDLINC ASSETS .................  3
     4.01   Contribution Consideration........................  3

                            ARTICLE V
CLOSING.......................................................  3
     5.01   Closing...........................................  3
     5.02   General Procedure.................................  3

                            ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF ORIGINAL ISSUER.............  5
     6.01   Incorporation and Corporate Power.................  5
     6.02   Subsidiaries......................................  5
     6.03   Execution, Delivery; Valid and Binding Agreement..  5
     6.04   Authority; No Breach..............................  5
     6.05   SLFC Assets "AS IS, WHERE IS".....................  6
     6.06   Brokerage.........................................  7

                            ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF SLFC........................  7
     7.01  Incorporation and Corporate Power..................  7
     7.02  Subsidiaries.......................................  7
     7.03  Execution, Delivery; Valid and Binding Agreement...  7
     7.04  Authority; No Breach...............................  7
     7.05  EdLinc Assets "AS IS, WHERE IS"....................  8
     7.06  Brokerage..........................................  8

                            ARTICLE VIII

REPRESENTATIONS AND WARRANTIES OF EDLINC......................  8
     8.01  Incorporation and Corporate Power..................  8
     8.03  Execution, Delivery; Valid and Binding Agreement...  8
     8.04  Authority; No Breach...............................  9

                             ARTICLE IX

COVENANTS OF ORIGINAL ISSUER..................................  9
     9.01  Conduct of the Business............................  9
     9.02  Cooperation........................................  9
     9.03  Conditions.........................................  9
     9.04  On-Going Covenants.................................  9
     9.05  Nonpetition Covenant...............................  10
     9.06  Valuation of SLFC Assets...........................  11
     9.07  Transfer of SLFC Stock.............................  11

                                   ARTICLE X
COVENANTS OF SLFC.............................................  11
    10.01  Conditions.........................................  11
    10.02  On-Going Covenants.................................  11
    10.03  Nonpetition Covenant...............................  12
    10.04  Transfer of EdLinc Stock...........................  12

                             ARTICLE XI

COVENANTS OF EDLINC...........................................  12
    11.01  Conditions.........................................  12
    11.02  On-Going Covenants.................................  12

                             ARTICLE XII

CONDITIONS TO CLOSING.........................................  13
    12.01  Conditions to SLFC's Obligations...................  13
    12.02  Conditions to Original Issuer's Obligations........  14
    12.03  Conditions to EdLinc's Obligations.................  16

                            ARTICLE XIII

TERMINATION...................................................  17
    13.01  Termination........................................  17
    13.02  Effect of Termination..............................  17

                            ARTICLE XIV
SURVIVAL; INDEMNIFICATION.....................................  17
    14.01  Survival...........................................  17
    14.02  Indemnification of SLFC and EdLinc.................  17
    14.03  Indemnification of Original Issuer.................  18
    14.04  Legal Proceedings..................................  18

                             ARTICLE XV
MISCELLANEOUS.................................................  18
    15.01  Expenses...........................................  18
    15.02  Further Assurances.................................  18
    15.03  Amendment and Waiver...............................  19
    15.04  Notices............................................  19
    15.05  Assignment.........................................  20
    15.06  Severability.......................................  20
    15.07  Complete Agreement.................................  21
    15.08  Counterparts.......................................  21
    15.09  Governing Law......................................  21

SCHEDULE 1.01.................................................  22
SCHEDULE 1.02.................................................  23

EXHIBIT A..................................................... A-1
EXHIBIT B..................................................... B-1
EXHIBIT C..................................................... C-1
EXHIBIT D..................................................... D-1

                             CONTRIBUTION AGREEMENT
                             ----------------------


     This CONTRIBUTION AGREEMENT (this "Agreement"), dated as of February 19, 1998, is made and entered into by and among EDUCATION LOANS INCORPORATED, a South Dakota not-for-profit corporation (the "Original Issuer"), STUDENT LOAN FINANCE CORPORATION, a South Dakota corporation ("SLFC") and a wholly-owned subsidiary of the Original Issuer, and EDUCATION LOANS INCORPORATED, a Delaware corporation ("EdLinc") and a wholly-owned subsidiary of SLFC.

     WHEREAS, the Board of Directors of the Original Issuer has determined that it is in the Original Issuer's best interests to transfer substantially all its assets to a for-profit corporation that will assume substantially all its liabilities or otherwise provide for their payment; and

     WHEREAS, the Original Issuer has created a new South Dakota for-profit corporation, SLFC, to which it can transfer substantially all of its assets in exchange for senior stock of SLFC and the assumption by SLFC of substantially all of its liabilities, in accordance with Section 150(d)(3) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the Original Issuer desires to contribute to SLFC, and SLFC desires to accept from the Original Issuer, on the terms and subject to the conditions set forth in this Agreement, all of the assets of the Original Issuer, except such assets as are identified as Excluded Assets in Article I of this Agreement; and

     WHEREAS, SLFC has created a wholly-owned subsidiary and Delaware bankruptcy-remote corporation, EdLinc, to hold assets contributed to it by SLFC; and

     WHEREAS, SLFC desires to contribute to EdLinc, and EdLinc desires to accept from SLFC, on the terms and subject to the conditions set forth in this Agreement, the assets of SLFC identified in Article III of this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements and the conditions set forth in this Agreement, the Original Issuer, SLFC and EdLinc hereby agree as follows;

                                   ARTICLE I

            CONTRIBUTION OF ASSETS BY ORIGINAL ISSUER TO SLFC AND
                       ASSUMPTION OF LIABILITIES BY SLFC

     1.01 CONTRIBUTION OF ASSETS. On the terms and subject to the conditions set forth in this Agreement, the Original Issuer shall, at the Closing (as defined in Section 5.01 hereof), contribute to SLFC, and SLFC shall accept and acquire from the Original Issuer, all of the Original Issuer's right, title and interest, as of the Closing Date (as defined in Section 6.01 hereof), in and to all of the assets of the Original Issuer, except the "Excluded Assets" as set forth on Schedule 1.01 hereto (such assets, exclusive of the Excluded Assets, being collectively referred to herein as the "SLFC Assets").

     1.02 LIABILITIES TRANSFERRED. The Original Issuer shall transfer and SLFC shall accept and assume all liabilities, obligations and undertakings of the Original Issuer of any nature whatsoever, whether accrued, absolute, fixed or contingent, known or unknown, due or to become due, unliquidated or otherwise, except the "Excluded Liabilities" as set forth on Schedule 1.02 hereto (such liabilities, obligations and undertakings, exclusive of the Excluded Liabilities, being collectively referred to herein as the "SLFC Liabilities").

                                  ARTICLE II

                  CONTRIBUTION CONSIDERATION FOR SLFC ASSETS

     2.01 CONTRIBUTION CONSIDERATION. The contribution consideration to be given by SLFC to the Original Issuer for the SLFC Assets shall be the ownership by the Original Issuer on the Closing Date of 100 shares of Class A Common Stock of SLFC (the "Class A Common Stock"), representing all of the outstanding capital stock of SLFC, as well as the assumption of the SLFC Liabilities in accordance with Section 1.02 hereof.

                                  ARTICLE III

       CONTRIBUTION OF ASSETS BY SLFC TO EDLINC AND ASSUMPTION OF SLFC
                             LIABILITIES BY EDLINC

     3.01 CONTRIBUTION OF ASSETS. On the terms and subject to the conditions set forth in this Agreement, SLFC shall, at the Closing, contribute to EdLinc, and EdLinc shall accept and acquire from SLFC, all of SLFC's right, title and interest, as of the Closing Date, in and to the Trust Estate established under the Indenture of Trust, dated as of February 1, 1998 (the "Series 1998 Indenture"), between the Original

Issuer and First Bank National Association, as trustee (the "Trustee")(the "EdLinc Assets").

     3.02 LIABILITIES TRANSFERRED. SLFC shall transfer and EdLinc shall accept and assume all liabilities, obligations or undertakings of SLFC of any nature whatsoever, whether accrued, absolute, fixed or contingent, known or unknown, due or to become due, unliquidated or otherwise, under the Series 1998 Indenture and all other agreements included in the EdLinc Assets (the "EdLinc Liabilities"); provided that such acceptance and assumption shall not affect SLFC's liabilities, obligations or undertakings under the Servicing Agreement, dated as of February 1, 1998 (the "Servicing Agreement"), among EdLinc, the Trustee and SLFC, as servicer, each of which will continue to be the liability, obligation or undertaking solely of SLFC and do not constitute EdLinc Liabilities.

                                  ARTICLE IV

                 CONTRIBUTION CONSIDERATION FOR EDLINC ASSETS


     4.01 CONTRIBUTION CONSIDERATION. The contribution consideration to be given by EdLinc to SLFC for the EdLinc Assets shall be the ownership by SLFC on the Closing Date of 100 shares of Common Stock of EdLinc (the "EdLinc Common Stock"), representing all of the outstanding capital stock of EdLinc, as well as the assumption of the EdLinc Liabilities in accordance with Section 3.02 hereof.

                                   ARTICLE V

                                    CLOSING

     5.01 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, Minnesota, at 9:00 a.m., Central Standard Time, on the date of issuance and delivery of the initial series of notes to be issued under the Series 1998 Indenture (the "Series 1998 Notes"), or at such other place and on such other date as is mutually agreeable to the Original Issuer, SLFC and EdLinc. The date on which the Closing occurs is referred to herein as the "Closing Date," and the Closing shall be deemed effective as of 9:00 a.m., Central Standard Time, on the Closing Date.

     5.02 GENERAL PROCEDURE. At the Closing, each party shall deliver to the party entitled to receipt thereof the documents required to be delivered pursuant to Article XII hereof and such other documents, instruments and materials (or complete and accurate copies thereof, where appropriate) as may be reasonably required in order to effectuate the intent and provisions of this Agreement, and all such documents, instruments and materials shall be satisfactory in form and substance to counsel for the receiving party.

           (a) The conveyance, transfer, assignment and delivery of the SLFC Assets to SLFC shall be effected by the Original Issuer's execution and delivery to SLFC of (i) as to that portion of the SLFC Assets consisting of the EdLinc Assets, an Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit A (the "Assignment and Assumption Agreement"), among the Original Issuer, SLFC, EdLinc and the Trustee, (ii) as to all of the Original Issuer's right title and interest, as of the Closing Date, in and to the trust estate under the Indenture of Trust, dated as of July 1, 1997 (the "Series 1997-A Indenture") between the Original Issuer and the Trustee (the "Series 1997-A Assets"), an Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit B (the "Series 1997-A Assignment and Assumption Agreement") among the Original Issuer, SLFC and the Trustee, and (iii) as to the remainder of the SLFC Assets, a bill of sale substantially in the form attached hereto as Exhibit C (the "SLFC Bill of Sale"), and such other instruments of conveyance, transfer, assignment and delivery as SLFC shall reasonably request to cause the Original Issuer to transfer, convey, assign and deliver the SLFC Assets to SLFC.

           (b) The conveyance, transfer, assignment and delivery of the EdLinc Assets to EdLinc shall be effected by SLFC's execution and delivery to EdLinc of the Assignment and Assumption Agreement and such other instruments of conveyance, transfer, assignment and delivery as EdLinc shall reasonably request to cause SLFC to transfer, convey, assign and deliver the EdLinc Assets to EdLinc.

           (c) The transfer by the Original Issuer and assumption by SLFC of the SLFC Liabilities (other than that portion thereof consisting of (i) the EdLinc Liabilities and (ii) the liabilities, obligations or undertakings of the Original Issuer of any nature whatsoever, whether accrued, absolute, fixed or contingent, known or unknown, due or to become due, unliquidated or otherwise, under the Series 1997-A Indenture and all other agreement included in the Series 1997-A Assets (the "Series 1997-A Liabilities")) shall be evidenced by an assumption agreement substantially in the form attached hereto as Exhibit D (the "SLFC Liabilities Assumption Agreement") between the Original Issuer and SLFC.

           (d) The transfer by the Original Issuer and assumption by SLFC, and the transfer by SLFC and the assumption by EdLinc, of the EdLinc Liabilities shall be evidenced by the Assignment and Assumption Agreement.

           (e) The transfer by the Original Issuer and assumption by SLFC of the Series 1997-A Liabilities shall be evidenced by the Series 1997-A Assignment and Assumption Agreement.

                                   ARTICLE VI

               REPRESENTATIONS AND WARRANTIES OF ORIGINAL ISSUER

     The Original Issuer hereby represents and warrants to SLFC and EdLinc that, except as set forth in the Disclosure Schedule delivered by the Original Issuer to SLFC on the date hereof (the "Disclosure Schedule") (which Disclosure Schedule sets forth the exceptions to the representations and warranties contained in this Article VI):

     6.01 INCORPORATION AND CORPORATE POWER. The Original Issuer is a not-for-profit corporation duly incorporated, validly existing and in good standing under the laws of the State of South Dakota and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

     6.02 SUBSIDIARIES. The SLFC Assets do not include any stock, partnership interest, joint venture interest or any other equity or ownership interest issued by any other corporation, organization or entity.

     6.03 EXECUTION, DELIVERY; VALID AND BINDING AGREEMENT. The execution, delivery and performance of this Agreement by the Original Issuer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action, and no other proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by the Original Issuer and, assuming that this Agreement is the valid and binding agreement of SLFC and EdLinc, constitutes the valid and binding obligation of the Original Issuer, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

     6.04 AUTHORITY; NO BREACH. The Original Issuer has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Original Issuer and the consummation of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, or constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of the Original Issuer, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Articles of Incorporation or Bylaws of the Original Issuer or under any indenture, mortgage, lease, loan agreement or other agreement or instrument by which the Original Issuer or the SLFC Assets are bound or affected (other than consents required under Section 12.01(c) hereof, which the Original Issuer undertakes to obtain prior to the Closing Date), or any law, statute, rule or regulation or order, judgment or decree to which the Original Issuer or the SLFC Assets are subject.

     6.05 SLFC ASSETS "AS IS, WHERE IS". (a) Except as otherwise set forth in clause (b) below, each of the SLFC Assets being transferred by the Original Issuer to SLFC pursuant to this Agreement shall be transferred "AS IS" and "WHERE IS" without any warranty whatsoever.

     (b) Notwithstanding clause (a) above, the Original Issuer hereby represents and warrants that:

     (1) the Original Issuer's Plan has been duly adopted by the Original Issuer and the Original Issuer's Plan and the Plan Approval are each in full force and effect;

     (2) the Original Issuer's Plan complies with the requirements of the Higher Education Act of 1965, as amended, and the regulations promulgated thereunder (the "Higher Education Act");

     (3) the Original Issuer has complied with, and is now in compliance with, each of the provisions of the Original Issuer's Plan; and

     (4) no student loan included in the SLFC Assets is ineligible to have special allowance payments paid with respect thereto because of any failure of the Original Issuer's Plan to comply with the Higher Education Act or any failure of the Original Issuer to comply with the Original Issuer's Plan.

As used in this Agreement: "Original Issuer's Plan" means the Original Issuer's Plan for Doing Business, dated February 6, 1981, as amended on September 16, 1983, November 18, 1983, April 22, 1985, January 12, 1987, July 26, 1988,
June 6, 1991, June 22, 1993, May 23, 1996 and February 1, 1998, as required by
Section 438 of the Higher Education Act (which term shall include the Original Issuer's Justifications for the issuance of tax-exempt obligations submitted to the Department of Education in connection with the Original Issuer's Series D Student Loan Revenue Bonds and Series E Student Loan Revenue Bonds); and "Plan Approval" means the approval of the Original Issuer's Plan by the Governor of the State of South Dakota, dated

February 11, 1998 (together with prior such approvals by the Governor of the State of South Dakota and by the United States Secretary of Education).

     (c) The Original Issuer's obligations under Section 14.02 shall apply to the inaccuracy of any representation or warranty in clause (b) above.

     6.06 BROKERAGE. Except for any fees payable in connection with the valuation required under Section 9.06, all of which will be paid by the Original Issuer, no third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Original Issuer.


                                  ARTICLE VII

                     REPRESENTATIONS AND WARRANTIES OF SLFC

     SLFC hereby represents and warrants to the Original Issuer and EdLinc that:

     7.01 INCORPORATION AND CORPORATE POWER. SLFC is a business corporation duly incorporated, validly existing and in good standing under the laws of the State of South Dakota, with the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

     7.02 SUBSIDIARIES. The EdLinc Assets do not include any stock, partnership interest, joint venture interest or any other equity or ownership interest issued by any other corporation, organization or entity.

     7.03 EXECUTION, DELIVERY; VALID AND BINDING AGREEMENT. The execution, delivery and performance of this Agreement by SLFC and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by SLFC and, assuming that this Agreement is the valid and binding agreement of the Original Issuer and EdLinc, constitutes the valid and binding obligation of SLFC, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

     7.04 AUTHORITY; NO BREACH. SLFC has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by SLFC and the consummation by SLFC of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of SLFC, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Articles of Incorporation or Bylaws of SLFC or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which SLFC is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which SLFC or EdLinc Assets are bound or affected.

     7.05 EDLINC ASSETS "AS IS, WHERE IS". Each of the EdLinc Assets being transferred by SLFC to EdLinc pursuant to this Agreement shall, except to the extent of the representations, warranties and obligations of the Original Issuer pursuant to Sections 6.05(b) and 14.02 hereof (which shall run with the EdLinc Assets), be transferred "AS IS" and "WHERE IS" without any warranty whatsoever.

     7.06 BROKERAGE. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of SLFC.


                                  ARTICLE VIII

                    REPRESENTATIONS AND WARRANTIES OF EDLINC

     EdLinc hereby represents and warrants to the Original Issuer and SLFC that:

     8.01 INCORPORATION AND CORPORATE POWER. EdLinc is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

     8.02 SUBSIDIARY OF EDLINC. EdLinc is a wholly-owned subsidiary of SLFC, and EdLinc does not own any equity interest in any other corporation, partnership or other entity.

     8.03 EXECUTION, DELIVERY; VALID AND BINDING AGREEMENT. The execution, delivery and performance of this Agreement by EdLinc and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement.

This Agreement has been duly executed and delivered by EdLinc and, assuming that this Agreement is the valid and binding agreement of the Original Issuer and SLFC, constitutes the valid and binding obligation of EdLinc, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

     8.04 AUTHORITY; NO BREACH. EdLinc has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by EdLinc and the consummation of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, or constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of EdLinc, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Certificate of Incorporation or Bylaws of EdLinc or under any indenture, mortgage, lease, loan agreement or other agreement or instrument by which EdLinc is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which EdLinc or the EdLinc Assets are subject.

                                   ARTICLE IX

                          COVENANTS OF ORIGINAL ISSUER

     9.01 CONDUCT OF THE BUSINESS. The Original Issuer agrees from the date hereof until the Closing Date, unless otherwise consented to by SLFC in writing, the Original Issuer shall not, directly or indirectly, sell, pledge, dispose of or encumber any of the SLFC Assets, except in the ordinary course of business.

     9.02 COOPERATION. The Original Issuer shall take all commercially reasonable actions to cause the transfer documents and such other documents which shall cause the SLFC Assets to be transferred to SLFC to be duly executed by the appropriate officers of the Original Issuer.

     9.03 CONDITIONS. The Original Issuer shall take all commercially reasonable actions necessary to cause the conditions set forth in Section 12.01 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction thereof.

     9.04 ON-GOING COVENANTS. The Original Issuer will at all times, whether before or after the Closing:

           (a) comply with restrictions (whether characterized as expectations, prohibitions or otherwise) contained in the Certificate as to No Arbitrage delivered in connection with the issuance of the Series 1998 Notes on the investment of any of its moneys (including the Excluded Assets and any moneys pledged under indentures (in addition to the Series 1998 Indenture) relating to its outstanding bonds, notes or other indebtedness) not transferred pursuant to this Agreement;

           (b) take all such action, and refrain from taking such action, as is necessary to comply with the provisions of Section 150(d)(3) of the Code (including, without limitation, ensuring that the Original Issuer continues to be described in Section 501(c)(3) of the Code, ceases to be described in
     Section 150(d)(2)(A) and (B) of the Code and maintains at least eighty percent (80%) of its board of directors as "independent" within the meaning of Section 150(d)(3)(C)(iii) of the Code) in effecting the transfers and assumptions provided for in this Agreement; and

           (c) take all such action (including, without limitation, the preparation and filing of any amendments to the Original Issuer's Plan), and refrain from taking such action, as is necessary to comply with the provisions of the Original Issuer's Plan and as is necessary to comply with the requirements of the Higher Education Act relating to plans for doing business, so that the receipt by the Trustee of special allowance payments with respect to student loans included in the SLFC Assets and the Edlinc Assets will not be adversely affected.

For purposes of complying with the foregoing clause (b), the Original Issuer agrees that no compensation will be paid to directors of the Original Issuer who are also directors or officers of SLFC or EdLinc, or both, for any period after the Closing Date unless the Original Issuer has first obtained a study or report prepared by an independent firm of accountants or other qualified organization to the effect that any compensation proposed to be so paid is reasonable for the services rendered solely to the Original Issuer (excluding, for this purpose, any services such directors may render to SLFC or EdLinc, for which such directors will not be entitled to compensation). A copy of any such report or study shall be delivered to the Original Issuer, SLFC, EdLinc and Dorsey & Whitney LLP.

     9.05 NONPETITION COVENANT. The Original Issuer shall not petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against EdLinc under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of EdLinc or any substantial part of its property, or ordering the winding up or liquidation of the affairs of EdLinc.

     9.06 VALUATION OF SLFC ASSETS. The Original Issuer shall, within thirty days after the Closing, deliver to SLFC and Dorsey & Whitney LLP a valuation by Smith Barney Inc. or such other qualified entity as the Original Issuer shall designate and SLFC shall reasonably find acceptable, of the fair market value of the SLFC Assets (as reduced by the SLFC Liabilities) as of the Closing. Such valuation shall be made in accordance with, and shall be used in determining the redemption price of the Class A Common Stock pursuant to, Section 150(d)(3)(D)(ii)(II) of the Code.

     9.07 TRANSFER OF SLFC STOCK. So long as any of the Series 1998 Notes, or any other outstanding bonds, notes or other indebtedness of the Original Issuer, are outstanding, the Original Issuer shall not transfer any portion or all of the Class A Common Stock of SLFC unless it has received an opinion from nationally-recognized bond counsel that such transfer will not adversely affect the exclusion from gross income for federal income tax purposes of interest on such Series 1998 Notes or other outstanding bonds, notes or other indebtedness of the Original Issuer.


                                   ARTICLE X

                               COVENANTS OF SLFC

     SLFC covenants and agrees with the Original Issuer as follows:

     10.01 CONDITIONS. SLFC shall take all commercially reasonable actions necessary to cause the conditions set forth in Section 12.02 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction thereof.

     10.02 ON-GOING COVENANTS. SLFC will at all times, whether before or after
Closing:

           (a) comply with the restrictions (whether characterized as expectations, prohibitions or otherwise) contained in the Certificate as to No Arbitrage delivered in connection with the issuance of the Series 1998 Notes on the investment of any of its moneys not transferred to EdLinc as part of the EdLinc Assets;

           (b) take all such action, and refrain from taking such action, as is necessary to comply with Section 150(d)(3) of the Code (including, without limitation, ensuring that the Original Issuer maintains at least eighty percent (80%) of its board of directors as "independent" within the meaning of Section 150(d)(3)(C)(iii) of the Code) in effecting the transfers and assumptions provided for in this Agreement; and

           (c) take all such action (including, without limitation, performance of its obligations under Section 23 of the Servicing Agreement), and refrain from taking such action, as is necessary to comply with the provisions of the Original Issuer's Plan and as is necessary to comply with the requirements of the Higher Education Act relating to plans for doing business, so that the receipt by the Trustee of special allowance payments with respect to student loans included in the SLFC Assets and the Edlinc Assets will not be adversely affected.

For purposes of complying with the foregoing clause (b), SLFC agrees that no compensation will be paid, directly or indirectly, to any director of the Original Issuer for any services performed in connection with SLFC or any services as a member of the board of directors or as an officer of SLFC.

     10.03 NONPETITION COVENANT. SLFC shall not petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against EdLinc under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of EdLinc or any substantial part of its property, or ordering the winding up or liquidation of the affairs of EdLinc.

     10.04 TRANSFER OF EDLINC STOCK. So long as any of the Series 1998 Notes, or any other outstanding bonds, notes or other indebtedness of the Original Issuer, are outstanding, SLFC shall not transfer any portion or all of the stock of EdLinc unless it has received an opinion from nationally-recognized bond counsel that such transfer will not adversely affect the exclusion from gross income for federal income tax purposes of interest on such Series 1998 Notes or other outstanding bonds, notes or other indebtedness of the Original Issuer.

                                   ARTICLE XI

                              COVENANTS OF EDLINC

     EdLinc covenants and agrees with the Original Issuer as follows:

     11.01 CONDITIONS. EdLinc shall take all commercially reasonable actions necessary to cause the conditions set forth in Section 12.03 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction thereof.

     11.02 ON-GOING COVENANTS. EdLinc will at all times, whether before or after
Closing:

           (a) comply with the restrictions (whether characterized as expectations, prohibitions or otherwise) contained in the Certificate as to No Arbitrage delivered in connection with the issuance of the Series 1998 Notes;

           (b) take all such action, and refrain from taking such action, as is necessary to comply with Section 150(d)(3) of the Code (including, without limitation, ensuring that the Original Issuer maintains at least eighty percent (80%) of its board of directors as "independent" within the meaning of Section 150(d)(3)(C)(iii) of the Code) in effecting the transfers and assumptions provided for in this Agreement; and

           (c) take all such action, and refrain from taking such action, as is necessary to comply with the provisions of the Original Issuer's Plan and as is necessary to comply with the requirements of the Higher Education Act relating to plans for doing business, so that the receipt by the Trustee of special allowance payments with respect to student loans included in the SLFC Assets and the Edlinc Assets will not be adversely affected.

For purposes of complying with the foregoing clause (b), EdLinc agrees that no compensation will be paid, directly or indirectly, to any director of the Original Issuer for any services performed in connection with EdLinc or any services as a member of the board of directors or as an officer of EdLinc.

                                  ARTICLE XII

                             CONDITIONS TO CLOSING

     12.01 CONDITIONS TO SLFC'S OBLIGATIONS. The obligation of SLFC to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

           (a) The representations and warranties set forth in Articles VI and VIII hereof shall be true and correct in all material respects at and as of the Closing Date as though then made, except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date;

           (b) The Original Issuer and EdLinc shall have performed in all material respects all of the covenants and agreements required to be performed and complied with by them under this Agreement prior to the Closing;

           (c) The Original Issuer shall have obtained, or caused to be obtained, each consent and approval required in order to complete the transactions contemplated hereby;

           (d) EdLinc shall have obtained, or caused to be obtained, each consent and approval required in order to complete the transactions contemplated hereby;

           (e) There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions;

           (f) On the Closing Date, the Original Issuer shall have delivered to SLFC the following:

                 (i) the Assignment and Assumption Agreement, the Series 1997-A Assignment and Assumption Agreement, the SLFC Bill of Sale and such other instruments of conveyance, transfer, assignment and delivery as SLFC shall have reasonably requested pursuant to Section 5.02 hereof, and

                 (ii) a certificate of an appropriate officer of the Original Issuer, dated the Closing Date, stating that the conditions set forth in subsections 12.01(a), (b) and (c) above to be satisfied by the Original Issuer have been satisfied;

           (g) On the Closing Date, EdLinc shall have delivered to SLFC the following:

                 (i)  the Assignment and Assumption Agreement, and

                 (ii) a certificate of an appropriate officer of EdLinc, dated the Closing Date, stating that the conditions set forth in subsections 12.01(a), (b) and (d) to be satisfied by EdLinc have been satisfied.

     12.02 CONDITIONS TO ORIGINAL ISSUER'S OBLIGATIONS. The obligations of the Original Issuer to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

           (a) The representations and warranties set forth in Articles VII and VIII hereof will be true and correct in all material respects at and as of the Closing as though then made;

           (b) SLFC and EdLinc shall have performed in all material respects all the covenants and agreements required to be performed by them under this Agreement prior to the Closing;

           (c) SLFC shall have obtained, or caused to be obtained, each consent and approval required in order to complete the transactions contemplated hereby;

           (d) EdLinc shall have obtained, or caused to be obtained, each consent and approval required in order to complete the transactions contemplated hereby;

           (e) There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions;

           (f) On the Closing Date, SLFC and EdLinc shall have delivered to the Original Issuer the Assignment and Assumption Agreement;

           (g) On the Closing Date, SLFC shall have delivered to the Original Issuer the following:

                 (i)   the SLFC Liabilities Assumption Agreements,

                 (ii) the Series 1997-A Assignment and Assumption Agreement, and

                 (iii) a certificate of an appropriate officer of SLFC dated the Closing Date, stating that the conditions set forth in subsections 12.02(a), (b) and (c) above to be satisfied by SLFC have been satisfied; and

           (h) On the Closing Date, EdLinc shall have delivered to the Original Issuer a certificate of an appropriate officer of EdLinc, dated the Closing Date, stating that the conditions set forth in subsections 12.02(a), (b) and (d) above to be satisfied by EdLinc have been satisfied.

     12.03 CONDITIONS TO EDLINC'S OBLIGATIONS. The obligations of EdLinc to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

           (a) The representations and warranties set forth in Articles VI and VII hereof shall be true and correct in all material respects at and as of the Closing Date as though then made, except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date;

           (b) The Original Issuer and SLFC shall have performed in all material respects all of the covenants and agreements required to be performed and complied with by them under this Agreement prior to the Closing;

           (c) The Original Issuer shall have obtained, or caused to be obtained, each consent and approval required in order to complete the transactions contemplated hereby;

           (d) SLFC shall have obtained, or caused to be obtained, each consent and approval required in order to complete the transactions contemplated hereby;

           (e) There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions;

           (f) On the Closing Date, the Original Issuer and SLFC shall have delivered to EdLinc the Assignment and Assumption Agreement and such other instruments of conveyance, transfer, assignment and delivery as EdLinc shall have reasonably requested pursuant to Section 5.02 hereof;

           (g) On the Closing Date, the Original Issuer shall have delivered to EdLinc a certificate of an appropriate officer of the Original Issuer, dated the Closing Date, stating that the conditions set forth in subsection 12.03(a), (b) and (c) above to be satisfied by the Original Issuer have been satisfied; and

           (h) On the Closing Date, SLFC shall have delivered to EdLinc a certificate of an appropriate officer of SLFC, dated the Closing Date, stating that the conditions set forth in subsection 12.03(a), (b) and (d) above to be satisfied by SLFC have been satisfied.

                                  ARTICLE XIII

                                  TERMINATION

     13.01 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

           (a) by the mutual consent of SLFC and the Original Issuer;

           (b) by either SLFC or the Original Issuer if (i) there has been a material misrepresentation, breach of warranty or breach of covenant on the part of the other (including, for SLFC, on the part of EdLinc) in the representations, warranties and covenants set forth in this Agreement, or
     (ii) the tax consequences expected by either party are threatened to be changed by any future or pending legislation, Treasury Regulations, administrative interpretations or Court decisions; or

           (c) by either SLFC or the Original Issuer if the transactions contemplated hereby have not been consummated by March 31, 1998; provided that neither SLFC nor the Original Issuer will be entitled to terminate this Agreement pursuant to this Section 13.01(c) if such party's (including, for SLFC, EdLinc's) willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

     13.02 EFFECT OF TERMINATION. In the event of termination of this Agreement by either SLFC or the Original Issuer as provided in Section 14.01, this Agreement shall become void and there shall be no liability on the part of any of SLFC, EdLinc or the Original Issuer, or their respective stockholders, officers, or directors, except that Sections 15.01 and 15.09 hereof shall survive indefinitely, and except with respect to willful breaches of this Agreement prior to the time of such termination.

                                  ARTICLE XIV

                           SURVIVAL; INDEMNIFICATION

     14.01. SURVIVAL. The covenants contained in this Agreement shall survive the Closing.

     14.02. INDEMNIFICATION OF SLFC AND EDLINC. The Original Issuer agrees to indemnify SLFC and EdLinc with respect to, and hold SLFC and EdLinc harmless from, any loss, liability or expense (including, but not limited to, reasonable legal fees) which SLFC or EdLinc may directly or indirectly incur or suffer by reason of, or which results, arises out of or is based upon (a) the inaccuracy of any representation or warranty made by the Original Issuer in Section 6.05(b), or (b) the failure of the

Original Issuer to comply with any covenants or other commitments made by the Original Issuer in this Agreement.

     14.03. INDEMNIFICATION OF ORIGINAL ISSUER. SLFC agrees to indemnify the Original Issuer with respect to, and hold the Original Issuer harmless from, any loss, liability or expense (including, but not limited to, reasonable legal fees) which the Original Issuer may directly or indirectly incur or suffer by reason of, or which results, arises out of or is based upon (a) the inaccuracy of any representation or warranty made by SLFC or EdLinc in this Agreement, (b) the failure of SLFC to comply with any covenants made by SLFC in this Agreement, or (c) the failure of EdLinc to comply with any covenants made by EdLinc in this Agreement.

     14.04. LEGAL PROCEEDINGS. In the event SLFC, EdLinc or the Original
Issuer becomes involved in any legal, governmental or administrative proceeding which may result in indemnification claims hereunder, such party shall promptly notify the other party against whom indemnity may be sought (the "Indemnifying Party") in writing and in full detail of the filing, and of the nature of such proceeding. The Indemnifying Party may, at its option and expense, defend any such proceeding if the proceeding could give rise to an indemnification obligation hereunder. If the Indemnifying Party elects to defend any proceeding, it shall have full control over the conduct of such proceeding, although each party being indemnified shall have the right to retain legal counsel at its own expense and shall have the right to approve any settlement of any dispute giving rise to such proceeding, provided that such approval may not be withheld unreasonably by the party being indemnified. The party being indemnified shall reasonably cooperate with the Indemnifying Party in such proceeding.

                                   ARTICLE XV

                                 MISCELLANEOUS

     15.01 EXPENSES. Except as otherwise expressly provided for herein, the Original Issuer will pay all of the expenses incurred by the parties hereto (including attorneys' and accountants' fees) in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

     15.02 FURTHER ASSURANCES. The Original Issuer, SLFC and EdLinc each agrees that, on and after the Closing Date, it shall take all appropriate action (with any out-of-pocket expenses to be paid by the Original Issuer) and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out the transfers of assets and assumptions of liabilities provided for herein.

     15.03 AMENDMENT AND WAIVER. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No such amendment or waiver shall be effective unless all parties to this Agreement have received an opinion from nationally-recognized bond counsel that such amendment or waiver will not adversely affect the exclusion from gross income for federal income tax purposes of interest on any of the Series 1998 Notes or any other outstanding bonds, notes or other indebtedness of the Original Issuer. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

     15.04 NOTICES. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or three business days after being mailed by first class U.S. mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to the parties will, unless another address is specified in writing, be sent to the address indicated below:

Notices to EdLinc:                  Education Loans Incorporated
-----------------                   105 First Avenue Southwest, Suite 200
                                    Aberdeen, South Dakota  57401
                                    Attn:  President
                                    Telecopy:  (605) 622-4574

                                    with a copy to:
                                    --------------

                                    Dorsey & Whitney LLP
                                    220 South Sixth Street
                                    Minneapolis, Minnesota 55402
                                    Attention:  Michael E. Reeslund, Esq.
                                    Telecopy:  (612) 340-2644

Notices to SLFC:                    Student Loan Finance Corporation
---------------                     105 First Avenue Southwest
                                    Aberdeen, South Dakota  57401
                                    Attn:  President
                                    Telecopy:  (605) 622-4574

                                    with a copy to:
                                    --------------

                                    Dorsey & Whitney LLP
                                    220 South Sixth Street

                                    Minneapolis, Minnesota 55402
                                    Attention:  Michael E. Reeslund, Esq.
                                    Telecopy:  (612) 340-2644


Notices to Original Issuer:         Education Loans Incorporated
--------------------------          105 First Avenue Southwest
                                    Aberdeen, South Dakota  57401
                                    Attn:  President
                                    Telecopy:  (605) 622-4574

                                    with copies to:
                                    --------------

                                    Rollyn H. Samp
                                    101 East 38th Street
                                    Sioux Falls, South Dakota 57101
                                    Telecopy:  (605) 334-6630

                                    Dorsey & Whitney LLP
                                    220 South Sixth Street
                                    Minneapolis, Minnesota 55402
                                    Attention:  Michael E. Reeslund, Esq.
                                    Telecopy:  (612) 340-2644

     Copies of any such notices will also be sent to Smith Barney Inc. at the following address, but failure to do so shall not affect the effectiveness of any notice otherwise given in accordance with the foregoing provisions of this
Section:


Notices to Smith Barney Inc.:       Smith Barney Inc.
----------------------------        388 Greenwich Street, 32nd Floor
                                    New York, New York 10013
                                    Attn:  Student Loan Finance Group
                                    Telecopy:  (212) 816-0598

     15.05 ASSIGNMENT. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto.

     15.06 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     15.07 COMPLETE AGREEMENT. This Agreement and the Schedules and Exhibits hereto, the Disclosure Schedule and the other documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

     15.08 COUNTERPARTS. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

     15.09 GOVERNING LAW. The internal law, without regard to conflicts of laws principles, of the State of South Dakota will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              EDUCATION LOANS INCORPORATED,
                                 a South Dakota not-for-profit corporation


                              By /s/ A. Norgrin Sanderson
                                 ----------------------------------------
                                 A. Norgrin Sanderson, President


                              STUDENT LOAN FINANCE CORPORATION


                              By /s/ A. Norgrin Sanderson
                                 ----------------------------------------
                                 A. Norgrin Sanderson, President


                              EDUCATION LOANS INCORPORATED,
                                 a Delaware corporation


                              By /s/ A. Norgrin Sanderson
                                 ----------------------------------------
                                 A. Norgrin Sanderson, President

                         LIST OF SCHEDULES AND EXHIBITS



SCHEDULE 1.01..................................................  EXCLUDED ASSETS

SCHEDULE 1.02.............................................  EXCLUDED LIABILITIES

EXHIBIT A..........................  Form of Assignment and Assumption Agreement

EXHIBIT B............  Form of Series 1997-A Assignment and Assumption Agreement

EXHIBIT C............................................  Form of SLFC Bill of Sale

EXHIBIT D........................  Form of SLFC Liabilities Assumption Agreement


The above-described schedules and exhibits have been omitted from this Exhibit
99.4 to the Registration Statement on Form S-1 of Education Loans Incorporated (SEC File No. 333-26679-01) (the "Registration Statement"). Exhibit A above has been filed as Exhibit 99.3 to the Registration Statement. The Registrant hereby undertakes to provide a copy of any of the above schedules and exhibits to the Securities and Exchange Commission upon request as supplemental information.